EXHIBIT 24.1

                                POWER OF ATTORNEY

We, the undersigned directors and/or officers of National Holdings Corporation (the "Company"), hereby severally constitute and appoint Mark Goldwasser, Chairman, President and Chief Executive Officer, and Robert H. Daskal, Chief Financial Officer and Secretary, and each of them individually, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature(s)                    Title(s)

/s/ Mark Goldwasser             Chairman,                          May 1, 2006
-------------------             President and
Mark Goldwasser                 Chief Executive Officer


/s/ Robert H. Daskal            Chief Financial Officer            May 1, 2006
--------------------            and Secretary
Robert H. Daskal

/s/ Gary A. Rosenberg           Director                           May 1, 2006
---------------------
Gary A. Rosenberg

/s/ Peter Rettman               Director                           May 1, 2006
-----------------
Peter Rettman

/s/Robert J. Rosan              Director                           May 1, 2006
------------------
Robert J. Rosan

/s/ Norman J. Kurlan            Director                           May 1, 2006
--------------------
Norman J. Kurlan

/s/ Marshall S. Geller          Director                           May 1, 2006
----------------------
Marshall S. Geller